Exhibit 99.2


NEWS

Contact:
-------
Media:
David Reuter
1.313.594.4410
dreuter@ford.com

Securities Analysts:
-------------------
Anne Bork
1.313.323.8221
abork@ford.com

Shareholder Inquiries:
---------------------
1.800.555.5259 or
1.313.845.8540
stockinf@ford.com


Media Information Center
1.800.665.1515 or
1.313.621.0504
media@ford.com


Go to http://media.ford.com
for news releases and
high-resolution photographs.


IMMEDIATE RELEASE
-----------------
FORD REPORTS BETTER THAN EXPECTED FIRST QUARTER FINANCIAL RESULTS

     o First quarter loss of 6 cents per share, excluding unusual items, beats consensus estimate of a loss of 15 cents per share.
     o    European automotive operations earn $117 million.
     o    Automotive gross cash at $21.5 billion.
     o Revitalization Plan on track to meet or surpass 2002 earnings milestone.

DEARBORN, Mich., April 17 - Ford Motor Company [NYSE: F] today reported a net loss of $800 million, or 45 cents per share, in the first quarter of 2002. Excluding unusual items related to Statement of Financial Accounting Standards
(SFAS) Nos. 142 and 133, Ford lost $108 million, or 6 cents per share. Ford earned $1.13 billion, or 60 cents a share, before unusual items in the first quarter of 2001.

Ford's first quarter revenues were $39.86 billion, a 6 percent decline from last year's first quarter. Worldwide vehicle unit sales in the 2002 first quarter were 1,678,000, down 7 percent from a year ago.

"Our first quarter performance shows that our Revitalization Plan efforts are taking hold and we are heading in the right direction," said Bill Ford, chairman and CEO. "While there is still a great deal of uncertainty in our industry, the general economic climate is improving and we are on schedule to meet or surpass our 2002 earnings milestone."

In the first quarter, Ford began the launch of several all-new or significantly freshened products across its brand portfolio, including the Ford Expedition and European Ford Fiesta, Lincoln Navigator and Lincoln Town Car,
Mercury Grand Marquis, Jaguar S-Type R and Land Rover Range Rover. In addition, the company announced the return of the GT40 high-performance sports car, introduced key middle segment vehicles such as the Ford CrossTrainer and Ford Five Hundred and publicly debuted the Lincoln Aviator, Volvo XC90,
Mercury Marauder and European Ford Fusion.

Ford also benefited in the first quarter from strong sales of key new product introductions from Premier Automotive Group's Jaguar and Land Rover brands. The recently introduced Jaguar X-Type and Land Rover Freelander combined to make those brands No. 1 and No. 2, respectively, in year-to-date U.S. sales increases over the previous year.

First quarter 2002 results include a $708 million non-cash after-tax charge for the transition to a new accounting standard for goodwill (SFAS No. 142), which related to various investments in the automotive sector, and a $16 million non-cash after-tax benefit relating to the accounting standard for derivative instruments and hedging activities (SFAS No. 133).

The following discussion of our results excludes these unusual items, as well as any unusual items in our first quarter 2001 results:

AUTOMOTIVE OPERATIONS
Worldwide automotive operations lost $310 million in the first quarter, compared to a profit of $748 million year ago. Worldwide automotive revenues were $32.32 billion, compared with $34.65 billion a year ago.

Automotive gross cash at March 31 totaled $21.5 billion, including $2 billion previously funded employee benefit expenses through a Voluntary Employee Beneficiary Association trust.

North America: The first quarter loss in North America was $430 million. Earnings in the 2001 first quarter were $754 million. The decline was a result of significantly higher marketing costs and lower production.

Europe: Ford earned $117 million in the first quarter in Europe, compared with earnings of $88 million a year ago. The increase is largely explained by the elimination of goodwill amortization due to SFAS No. 142. Continued cost reductions and other improvements offset lower sales due to declining industry and production ramp-up for the new Ford Fiesta.

South America: Ford operations in South America lost $51 million, compared with a loss of $53 million a year ago. Results from the region continue to be affected by currency devaluations and weak economic conditions in Brazil and Argentina.

Rest-of-World: Operations from the rest of the world earned a profit of $54 million, compared with a loss of $41 million in the 2001 first quarter. The improvement was primarily due to smaller losses at Mazda.

FORD CREDIT
Ford Credit earned $242 million in the first quarter, down from $406 million a year ago. Results were lower primarily due to the unfavorable impact of securitizations and higher actual credit losses, offset partially by improved financing margins and higher levels of managed receivables. Increased securitizations over the past 12 months resulted in lower owned receivables and related revenue, offset partially by higher income on retained interests, excess spread and servicing fees. Higher actual credit losses reflected weaker economic conditions compared with a year ago.

HERTZ
Hertz reported a first quarter loss of $48 million, compared with a loss of $4 million in the first quarter a year ago. The loss was mainly attributable to lower rental volume in the U.S. resulting from a decline in travel.

OUTLOOK
"The U.S. economy is beginning to show signs of a recovery," said Nick Scheele, Ford president and chief operating officer. "As consumer confidence increases, we are well positioned with the many new products we are in the process of bringing to market."

Investors can hear a review of first quarter results by Martin Inglis, group vice president and chief financial officer, on the Internet at http://www.streetevents.com or http://www.shareholder.ford.com. The presentation will start at 9 a.m. EDT, April 17.

Ford Motor Company is the world's second largest automaker, selling vehicles in 200 markets and with approximately 350,000 employees on six continents. Its automotive brands include Aston Martin, Ford, Jaguar, Land Rover, Lincoln, Mercury and Volvo. Its automotive-related services include Ford Credit, Hertz and Quality Care.


                                       ###
Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: greater price competition in the U.S. and Europe resulting from currency fluctuations, industry overcapacity or other factors; a significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth or other factors; lower-than-anticipated market acceptance of new or existing products; currency or commodity price fluctuations; economic difficulties in South America or Asia; the availability of fuel or higher fuel prices; a market shift from truck sales in the U.S.; lower-than-anticipated residual values for leased vehicles; a credit rating downgrade; labor or other constraints on our ability to restructure our business; increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; work stoppages at key Ford or supplier facilities or other interruptions of supplies; and the discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, increased warranty costs or litigation, insufficient credit loss reserves; and our inability to implement the Revitalization Plan.


                               Ford Motor Company

                          SELECTED CONSOLIDATED DETAIL
                          ----------------------------

                             2002 Compared with 2001

                                                                                         First Quarter
                                                                              ---------------------------------
                                                                                 2002                 2001
                                                                              -------------       -------------
  Worldwide vehicle unit sales of
   cars and trucks (in thousands)
  - North America                                                               1,093                1,103
  - Outside North America                                                         585                  702
                                                                              -------              -------
      Total                                                                     1,678                1,805
                                                                              =======              =======

  Sales and revenues (Mils.)
  - Automotive                                                                $32,321              $34,650
  - Financial Services                                                          7,536                7,796
                                                                              -------              -------
      Total                                                                   $39,857              $42,446
                                                                              =======              =======

  Net income (Mils.)
  - Automotive                                                                $  (308)             $   689
  - Financial Services                                                            216                  370
                                                                              -------              -------
     Income before cumulative effect of change in
      accounting principle                                                        (92)               1,059
  - Cumulative effect of change in accounting principle                          (708)                   -
                                                                              -------              -------
      Total net income                                                        $  (800)             $ 1,059
                                                                              =======              =======


  Adjusted net income before cumulative effect of change
   in accounting principle (Mils.) a/                                         $  (108)             $ 1,131

  Unusual items (Mils.)
  - SFAS 133                                                                  $    16              $   (72)

  Capital expenditures (Mils.)
  - Automotive                                                                $ 1,537              $ 1,357
  - Financial Services                                                            181                  131
                                                                              -------              -------
      Total                                                                   $ 1,718              $ 1,488
                                                                              =======              =======

  Automotive capital expenditures as a
   percentage of sales                                                            4.8%                 3.9%

  Automotive net cash at December 31 (Mils.)
  - Cash and marketable securities                                            $19,506              $15,767
  - VEBA                                                                        2,027                3,379
                                                                              -------              -------
     Gross cash including VEBA                                                 21,533               19,146
  - Debt                                                                       13,916               12,036
                                                                              -------              -------
     Automotive net cash including VEBA                                       $ 7,617              $ 7,110
                                                                              =======              =======


  AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
  Income assuming dilution
  - Automotive                                                                $ (0.17)             $  0.36
  - Financial Services                                                           0.12                 0.20
                                                                              -------              -------
     Subtotal                                                                   (0.05)                0.56
  - Cumulative effect of change in accounting principle                         (0.40)                   -
                                                                              -------              -------
      Total                                                                   $ (0.45)             $  0.56
                                                                              =======              =======

  Adjusted net income before cumulative effect of change
   in accounting principle a/                                                 $ (0.06)             $  0.60

  Unusual items
  - SFAS 133                                                                  $  0.01              $ (0.04)

a/   Excludes unusual items disclosed by the Company.


Prior periods have been restated.


                       Ford Motor Company and Subsidiaries

                               VEHICLE UNIT SALES
                               ------------------

                             2002 Compared with 2001
                                 (in thousands)



                                                                            First Quarter
                                                                     -----------------------------
                                                                         2002            2001
                                                                     -------------   -------------
North America
United States
 Cars                                                                    384             362
 Trucks                                                                  603             653
                                                                       -----           -----
  Total United States                                                    987           1,015

Canada                                                                    73              52
Mexico                                                                    33              36
                                                                       -----           -----

  Total North America                                                  1,093           1,103

Europe
Britain                                                                  155             175
Germany                                                                   79             105
Italy                                                                     50              63
France                                                                    24              42
Spain                                                                     42              40
Sweden                                                                    30              33
Other countries                                                           77             113
                                                                       -----           -----

  Total Europe                                                           457             571

South America
Brazil                                                                    28              35
Argentina                                                                  4               8
Other countries                                                            9               7
                                                                       -----           -----

  Total South America                                                     41              50

Other international
Australia                                                                 27              25
Taiwan                                                                    20              18
Other countries                                                           40              38
                                                                       -----           -----

  Total other international                                               87              81
                                                                       -----           -----

Total worldwide vehicle unit sales                                     1,678           1,805
                                                                       =====           =====


Vehicle unit sales generally are reported worldwide on a "where sold" basis and include sales of all Ford Motor Company units, as well as units manufactured by Ford and sold to other manufacturers.

Prior period has been restated.


     --------------------------------------
        Excludes SFAS 133 Effect,
             & Unusual Items
     --------------------------------------

                               Ford Motor Company

                      AUTOMOTIVE GEOGRAPHIC AND COST OF SALES DETAIL
                      ----------------------------------------------
                             2002 Compared With 2001


     --------------------------------
      GEOGRAPHIC DATA                                     1st Quarter
     --------------------------------     --------------------------------------------
                                                                          02 B/(W)
                                              2002           2001          Than 01
                                          -------------- -------------- --------------
     PBT (Mils.)
     -----------

     U.S.                                        ($568)           $825       ($1,393)
     Canada/Mexico                                 (29)            278          (307)
                                          -------------- -------------- --------------
       North America                             ($597)         $1,103       ($1,700)

     Europe                                         177            138             39
     South America                                 (79)           (81)              2
     Rest of World                                   97           (31)            128
                                          -------------- -------------- --------------
         Worldwide                               ($402)         $1,129       ($1,531)
                                          ============== ============== ==============

     Net Income (Mils.)
     -----------------

     U.S.                                        ($409)           $580         ($989)
     Canada/Mexico                                 (21)            174          (195)
                                          -------------- -------------- --------------
       North America                             ($430)           $754       ($1,184)

     Europe                                         117             88             29
     South America                                 (51)           (53)              2
     Rest of World                                   54           (41)             95
                                          -------------- -------------- --------------
         Worldwide                               ($310)           $748       ($1,058)
                                          ============== ============== ==============

     Sales (Mils.)
     -------------

     U.S.                                       $21,159        $22,099         ($940)
     Canada/Mexico                                1,983          1,558            425
                                          -------------- -------------- --------------
       North America                            $23,142        $23,657         ($515)

     Europe                                       7,164          8,684        (1,520)
     South America                                  412            610          (198)
     Rest of World                                1,603          1,699           (96)
                                          -------------- -------------- --------------
         Worldwide                              $32,321        $34,650       ($2,329)
                                          ============== ============== ==============


     --------------------------------
      COST OF SALES                                       1st Quarter
     --------------------------------     --------------------------------------------
                                                                          02 B/(W)
                                              2002           2001          Than 01
                                          -------------- -------------- --------------
                                             (Mils)         (Mils)         (Mils)

     Total Costs and Expenses                   $32,412        $33,231           $819
        Less:  Depreciation                         590            675             85
               Amortization                         572            726            154
               Selling and Admin.                 2,282          2,461            179
               Postretirement Exp.*                 488            377          (111)
                                          -------------- -------------- --------------

        Net Cost of Sales                       $28,480        $28,992           $512
                                          ============== ============== ==============

        Memo: Gross Margin                        11.9%          16.3%           -4.4pts
     - - - - -
     * Now includes Benefit Expenses from Total Pension, Retiree Health Care, and Retiree Life Insurance



                               Ford Motor Company

                          FIRST QUARTER 2002 DATA SHEET
                          -----------------------------
                             2002 Compared with 2001


                                                                         -------------
                                                                            2002                      2001
                                                          4th Qtr        -------------     ---------------------------
                                                           2001            1st Qtr           1st Qtr      Full Year
                                                        ------------     -------------     ------------  -------------
Market Share Data (%)
  U.S.
  ---
    Car                                                    17.8%            16.1%             17.7%         17.7%
    Truck                                                  27.0%            24.9%             27.4%         27.4%
       Total                                               22.8%            20.7%             22.6%         22.8%

  Europe
  ------
    Car                                                    10.3%            11.7%             11.4%         11.0%
     Truck                                                  8.1%              8.4%             9.1%           8.6%
       Total                                               10.2%            11.3%             11.1%         10.7%

U.S. Total Marketing Costs (Ford/LM)
 -- Variable and Fixed
 (% of Gross Revenue)                                      16.7%            15.7%             12.2%         14.7%

U.S. Sales Mix (Ford/LM)
  Fleet Sales (% of Total)                                 21%              28%               30%           25%
  Red Carpet Lease (% of Total)                             7%               14%               18%           15%
  Red Carpet Lease (% of Retail)                            9%               19%               26%           20%

U.S. Inventory (Days' Supply)
  Car                                                      63                59               59             63
  Truck                                                    59                66               75             59
    Average                                                60                64               69             60

Avg. Portfolio Borrowing Rate
  Ford Credit (%)                                           5.6%             5.4%              6.5%          6.1%

Worldwide Taxes
  Effective Tax Rate                                       32.5%            32.5%      a/     32.5%         32.5%

Common and Class B
 Shares Outstanding (Mils.)
    Average - actual                                        1,810             1,807         1,840             1,820
    Average - assuming full dilution                        1,806             1,805         1,868             1,810
    Period ended - actual                                   1,809             1,806         1,830             1,809

Common Stock price (per share)
    High                                                   $18.94            $17.29           $31.37         $31.46
    Low                                                     14.93             13.90            23.75          14.93

Cash Dividends (per share)                                  $0.15             $0.10            $0.30          $1.05
                                                                         -------------


a/ Includes dividends from Ford Motor Capital Trust



                       Ford Motor Company and Subsidiaries

                        CONSOLIDATED STATEMENT OF INCOME
                        --------------------------------

                  For the Periods Ended March 31, 2002 and 2001
                                  (in millions)

                                                                                                 First Quarter
                                                                                         ------------------------------
                                                                                             2002            2001
                                                                                         --------------  --------------
                                                                                                  (unaudited)
AUTOMOTIVE
Sales                                                                                     $32,321         $34,650

Costs and expenses
Cost of sales                                                                              30,074          30,815
Selling, administrative and other expenses                                                  2,336           2,506
                                                                                          -------         -------
  Total costs and expenses                                                                 32,410          33,321

Operating income/(loss)                                                                       (89)          1,329

Interest income                                                                               112             255
Interest expense                                                                              362             367
                                                                                          -------         -------
  Net interest expense                                                                       (250)           (112)
Equity in net loss of affiliated companies                                                    (61)           (178)
                                                                                          -------         -------

Income/(loss) before income taxes - Automotive                                               (400)          1,039

FINANCIAL SERVICES
Revenues                                                                                    7,536           7,796

Costs and expenses
Interest expense                                                                            1,996           2,560
Depreciation                                                                                2,666           2,519
Operating and other expenses                                                                1,559           1,437
Provision for credit and insurance losses                                                     961             686
                                                                                          -------         -------
  Total costs and expenses                                                                  7,182           7,202
                                                                                          -------         -------

Income before income taxes - Financial Services                                               354             594
                                                                                          -------         -------

TOTAL COMPANY
Income/(loss) before income taxes                                                             (46)          1,633
Provision/(credit) for income taxes                                                           (26)            571
                                                                                          -------         -------
Income/(loss) before minority interests                                                       (20)          1,062
Minority interests in net income of subsidiaries                                               72               3
                                                                                          -------         -------
Income/(loss) before cumulative effect of change in
 accounting principle                                                                         (92)          1,059

Cumulative effect of change in accounting principle                                          (708)              -
                                                                                          -------         -------

Net income/(loss)                                                                         $  (800)        $ 1,059
                                                                                          =======         =======

Income/(loss) attributable to Common and Class B Stock
 after preferred stock dividends                                                          $  (804)        $ 1,055

Average number of shares of Common and Class B
 Stock outstanding                                                                          1,807           1,840

AMOUNTS PER SHARE OF COMMON AND CLASS B STOCK
Basic income
  Income/(loss) before cumulative effect of change in
   accounting principle                                                                   $ (0.05)        $  0.58
  Cumulative effect of change in accounting principle                                       (0.40)              -
                                                                                          -------         -------
  Net income/(loss)                                                                       $ (0.45)        $  0.58

Diluted income
  Income/(loss) before cumulative effect of change in
   accounting principle                                                                   $ (0.05)        $  0.58
  Cumulative effect of change in accounting principle                                       (0.40)              -
                                                                                          -------         -------
  Net income/(loss)                                                                       $ (0.45)        $  0.56

Cash dividends                                                                            $  0.10         $  0.30





                       Ford Motor Company and Subsidiaries

                           CONSOLIDATED BALANCE SHEET
                           --------------------------

                                  (in millions)

                                                                                          March 31,       December 31,
                                                                                             2002              2001
                                                                                       ---------------- -----------------
                                                                                         (unaudited)
ASSETS
Automotive
Cash and cash equivalents                                                                 $  8,073         $  4,079
Marketable securities                                                                       11,433           10,949
                                                                                          --------         --------
   Total cash and marketable securities                                                     19,506           15,028

Receivables                                                                                  2,321            2,214
Inventories                                                                                  7,068            6,191
Deferred income taxes                                                                        2,734            2,595
Other current assets                                                                         5,880            6,155
Current receivable from Financial Services                                                   1,349              938
                                                                                          --------         --------
   Total current assets                                                                     38,858           33,121

Equity in net assets of affiliated companies                                                 2,399            2,450
Net property                                                                                33,537           33,121
Deferred income taxes                                                                        7,592            5,996
Goodwill                                                                                     4,481            5,283
Other intangible assets                                                                      1,036            1,194
Other assets                                                                                 6,514            7,154
                                                                                          --------         --------
   Total Automotive assets                                                                  94,417           88,319

Financial Services
Cash and cash equivalents                                                                    7,947            3,139
Investments in securities                                                                      598              628
Finance receivables, net                                                                   103,905          111,958
Net investment in operating leases                                                          46,486           47,262
Retained interest in sold receivables                                                        9,575           12,548
Goodwill and other intangible assets                                                         1,352            1,353
Other assets                                                                                 7,656            7,624
Receivable from Automotive                                                                   3,712            3,712
                                                                                          --------         --------
   Total Financial Services assets                                                         181,231          188,224
                                                                                          --------         --------

   Total assets                                                                           $275,648         $276,543
                                                                                          ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive
Trade payables                                                                            $ 16,191         $ 15,677
Other payables                                                                               3,649            4,227
Accrued liabilities                                                                         24,306           24,340
Debt payable within one year                                                                   235              302
                                                                                          --------         --------
   Total current liabilities                                                                44,381           44,546

Long-term debt                                                                              13,681           13,492
Other liabilities                                                                           33,281           30,868
Deferred income taxes                                                                          275              362
Payable to Financial Services                                                                3,712            3,712
                                                                                          --------         --------
   Total Automotive liabilities                                                             95,330           92,980

Financial Services
Payables                                                                                     3,347            3,095
Debt                                                                                       145,301          153,543
Deferred income taxes                                                                        9,922            9,703
Other liabilities and deferred income                                                        7,308            7,826
Payable to Automotive                                                                        1,349              938
                                                                                          --------         --------
   Total Financial Services liabilities                                                    167,227          175,105

Company-obligated mandatorily redeemable preferred and mandatorily redeemable convertible preferred securities of a subsidiary trust
 holding solely junior subordinated debentures of the Company                                5,672              672

Stockholders' equity
Capital stock
 Preferred Stock, par value $1.00 per share (aggregate liquidation
  preference of $177 million)                                                                    *                *
 Common Stock, par value $0.01 per share (1,837 million shares issued)                          18               18
 Class B Stock, par value $0.01 per share (71 million shares issued)                             1                1
Capital in excess of par value of stock                                                      6,008            6,001
Accumulated other comprehensive income                                                      (5,253)          (5,913)
ESOP loan and treasury stock                                                                (2,873)          (2,823)
Earnings retained for use in business                                                        9,518           10,502
                                                                                          --------         --------
   Total stockholders' equity                                                                7,419            7,786
                                                                                          --------         --------

   Total liabilities and stockholders' equity                                             $275,648         $276,543
                                                                                          ========         ========





                       Ford Motor Company and Subsidiaries

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                 ----------------------------------------------

                  For the Periods Ended March 31, 2002 and 2001
                                  (in millions)


                                                                              First Quarter 2002            First Quarter 2001
                                                                          ---------------------------- -----------------------------
                                                                                          Financial                    Financial
                                                                           Automotive     Services      Automotive      Services
                                                                          ------------ --------------- ------------- ---------------
                                                                                 (unaudited)                   (unaudited)

Cash and cash equivalents at January 1                                      $ 4,079      $  3,139        $ 3,374      $  1,477

Cash flows from operating activities before
 securities trading                                                           2,338         3,831          3,122         1,903
Net sales/(purchases) of trading securities                                    (437)          (25)           119            (6)
                                                                            -------      --------        -------      --------
   Net cash flows from operating activities                                   1,901         3,806          3,241         1,897

Cash flows from investing activities
 Capital expenditures                                                        (1,537)         (181)        (1,357)         (131)
 Acquisitions of receivables and lease investments                                -       (21,295)             -       (23,772)
 Collections of receivables and lease investments                                 -        15,318              -        13,249
 Net acquisitions of daily rental vehicles                                        -          (794)             -        (1,118)
 Purchases of securities                                                       (537)         (185)        (6,713)         (204)
 Sales and maturities of securities                                             452           139          8,053           199
 Proceeds from sales of receivables and lease investments                         -        15,399              -         7,174
 Net investing activity with Financial Services                                (427)            -           (674)            -
 Cash paid for acquisitions                                                     (37)            -           (122)         (743)
 Other                                                                            -           228            342             9
                                                                            -------      --------        -------      --------
   Net (used in)/provided by investing activities                            (2,086)        8,629           (471)       (5,337)

Cash flows from financing activities
 Cash dividends                                                                (184)            -           (557)            -
 Net purchases of Common Stock                                                  (57)            -           (801)            -
 Proceeds from mandatorily redeemable convertible
  preferred securities                                                        4,900            -               -             -
 Changes in short-term debt                                                     (93)       (7,402)           (28)       (4,861)
 Proceeds from issuance of other debt                                           107         8,143            201        14,386
 Principal payments on other debt                                               (60)       (8,944)           (76)       (7,691)
 Net financing activity with Automotive                                           -           427              -           674
 Other                                                                           (5)         (231)            84            44
                                                                            -------      --------        -------      --------
   Net cash (used in)/provided by financing activities                        4,608        (8,007)        (1,177)        2,552

Effect of exchange rate changes on cash                                         (18)          (31)           (63)         (111)
Net transactions with Automotive/Financial Services                            (411)          411           (951)          951
                                                                            -------      --------        -------      --------

   Net increase/(decrease) in cash and cash equivalents                       3,994         4,808            579           (48)
                                                                            -------      --------        -------      --------

Cash and cash equivalents at March 31                                       $ 8,073      $  7,947        $ 3,953      $  1,429
                                                                            =======      ========        =======      ========





                               Ford Motor Company

                2002 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                  2002 Planned
                                               ------------------
                                                First     Second
                                               Quarter    Quarter
                                               -------    -------
                                                (000)      (000)

North American Production and Imports

Car                                              392        435

Truck                                            660        745

   North American Production                   1,052      1,180
                                             -------    -------
Mexican Domestic Units                      Incl. Above  Incl. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)       63         79

   Total North America (Incl. Imports)         1,115      1,259


Overseas Vehicle Unit Sales                      612        688
                                             -------    -------

Ford Worldwide                                 1,727      1,947
                                             =======    =======

Over/(Under) Prior
------------------

   North America
                  Units:
                  - Issue                          2          0
                  - Quarter                       57        144
                  - Year                         (13)        58

                  Percentage:
                  - Issue                          0%         0%
                  - Quarter                        5%        13%
                  - Year                         (1)%         5%

   Overseas
                  Units:
                  - Issue                           0         0
                  - Quarter                      (57)        76
                  - Year                         (87)      (28)

                  Percentage:
                  - Issue                          0%         0%
                  - Quarter                      (9)%        12%
                  - Year                        (12)%       (4)%

   Worldwide
                  Units:
                  - Issue                         (2)          0
                  - Quarter                        0         222
                  - Year                        (100)         30

                  Percentage:
                  - Issue                          0%         0%
                  - Quarter                        0%        13%
                  - Year                         (5)%         2%

                                                              Investor Relations
                                                                        4/17/02